Exhibit 99.1

New Mountain Finance Corporation Announces Management Promotion

John R. Kline Promoted to President

NEW YORK--(BUSINESS WIRE)--July 19, 2016--New Mountain Finance Corporation (NYSE:NMFC) (the “Company”) announced today that John Kline has been promoted to President in addition to maintaining his role as Chief Operating Officer of New Mountain Finance Corporation (“NMFC”). Robert Hamwee, who previously held the title of President and Chief Executive Officer (“CEO”), will continue in his capacity as CEO of NMFC.

“On behalf of the Board, we congratulate John on his promotion to President”, said Steve Klinsky, Chairman of the Board of NMFC and Founder and CEO of New Mountain Capital. “John joined New Mountain in 2008 at the inception of the Firm’s credit effort and has served as a senior executive at New Mountain Finance Corporation since our IPO in 2011. John’s promotion to President reflects his significant contribution to NMFC and the firm as a whole.”

“On behalf of the entire NMFC team, I would like to congratulate John on his promotion,” said Robert Hamwee, CEO and board member of NMFC. “We look forward to continuing our track-record of delivering attractive risk-adjusted returns to our shareholders with the support of John and the rest of the team.”

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, investments may also include small equity interests. The Company's investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company's website at http://www.newmountainfinance.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
+1 (212) 220-3505
NMFCIR@newmountaincapital.com